UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 West Executive Parkway, Suite 100, Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (801) 341-7900

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Statement Regarding Forward-Looking Statements

Nature’s Sunshine Products (NASDAQ:NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of over 680,000 independent Managers, Distributors and customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has three reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas, Asia Pacific and Europe; NSP Russia, Central and Eastern Europe; and Synergy WorldWide). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website, www.naturessunshine.com.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 10, 2014, Nature’s Sunshine Products, Inc. (the “Company”) issued a press release announcing the appointment of Paul Noack as President of China and New Markets. Mr. Noack will report to Gregory Probert, Nature’s Sunshine Product’s CEO. Mr. Noack has extensive experience in direct selling and the consumer products industry and will play an instrumental role in managing Nature’s Sunshine Products’ (“NSP”) entry into China through its strategic alliance with Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”), as well as the Company’s global expansion strategy in new and emerging markets.

Prior to joining Nature’s Sunshine Products, Mr. Noack served as President of ViSalus, Inc., a direct-to-consumer personal health products company. While at ViSalus, he was responsible for the execution of the Company’s international expansion strategy. Mr. Noack successfully launched ViSalus’ operations into European markets and established a European hub to manage sales, marketing and operations in Western and Central Europe. He further directed the turnaround of ViSalus’ Canadian business, helping it to achieve record sales during his tenure.  In addition to his duties as President, Mr. Noack served as a Consultant for ViSalus in 2011, in which he evaluated key opportunities and risks to identify attractive markets for international expansion.

From 2004 to 2008, Mr. Noack served in a variety of roles at Herbalife International of America, Inc., one of the world’s largest direct selling companies. From 2007-2008, he served as Herbalife’s Managing Director of the Asia Pacific Region and as Chief Strategic Officer from 2006 to 2007. From 2004 to 2005, he served as Senior Vice President, Corporate Planning and Strategy, and was responsible for overseeing entry into new markets, the Company’s strategy in China, M&A and longer-term financial planning.

From 1983 to 2003, Mr. Noack served in a variety of strategic roles, including ten years at the Walt Disney Company, where he directed a wide range of financial and operating responsibilities.

Item 9.01              Financial Statements and Exhibits

(d)                                 The following documents are filed as exhibits to this report:

Item No.	Exhibit
99.1	Press Release issued by Nature’s Sunshine Products, Inc., dated October 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: October 14, 2014	By:	/s/ Stephen M. Bunker
Stephen M. Bunker, Chief Financial Officer